Prospectus Supplement


                       COMPUTER HORIZONS CORP.
                       ______________________

                  566,666 SHARES OF COMMON STOCK
                       ($0.10 Par Value)
                       ______________________


          This Prospectus Supplement supplements the Prospectus dated February 27, 1998 (as so amended, the "Prospectus"), relating to the offer and sale of up to 566,666 shares of the common stock, $0.10 par value (the "Common Stock"), of Computer Horizons Corp.(the "Company"). Capitalized terms used herein and not otherwise defined have the meanings assigned in the Prospectus.

          The Selling Stockholder table is being amended to add Alan R. Gruschow and Judi G. Grushcow TTEE of the Alan and Jodi Grushcow Family Trust (the "Trust")as an additional Selling Stockholder. Alan R. Grushcow, one of the Selling Stockholders, has established the Trust and may contribute up to 206,615 of the Offered Shares owned by him to it.

          The Trust intends to offer and sell the contributed shares as described in the Prospectus under the caption "MANNER
OF SALE".

                      ______________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
      UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                      ______________________

           The date of this Supplement is July 21, 1998